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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF TECHNICAL OLYMPIC USA, INC.

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NAME                                             JURISDICTION         DOING BUSINESS AS NAMES
----                                             ------------         -----------------------
Alliance Insurance and Information               Florida
  Services, LLC
DP-NH Investments, LP                            Texas
DP-NH Management, LLC                            Texas
Engle Homes Delaware, Inc.                       Delaware
Engle Homes Reinsurance Limited                  Turks and
                                                 Caicos Islands
Engle Homes Residential Construction, LLC        Arizona
Engle Homes/Virginia, Inc.                       Florida
Engle/James LLC                                  Colorado
McKay Landing, LLC                               Colorado
Newmark Homes Business Trust                     Delaware
Newmark Homes, LLC                               Delaware
Newmark Homes, LP                                Texas                Newmark Homes
                                                                      Fedrick, Harris Estate Homes
                                                                      Marksman Homes
                                                                      Engle Homes/Texas
                                                                      Engle Homes
Newmark Homes Purchasing, LP                     Texas
Pacific United, LP                               Texas                Pacific United, Limited Partnership
Preferred Builders Realty, Inc.                  Florida
Preferred Home Mortgage Company                  Florida
Prestige Abstract & Title, LLC                   Florida
Professional Advantage Title, Ltd.               Florida
Silverlake Interests, LC                         Texas
Silver Oak Trails, LP                            Texas
SOT Developers, LLC                              Texas
Spring Park Village, LP                          Texas
SPV Developers, LLC                              Texas
The Century Title Agency, Ltd.                   Florida
TOUSA Associates Services Company                Delaware
TOUSA Financing, Inc.                            Delaware
TOUSA Homes, Inc.                                Florida              D.S. Ware Homes
                                                                      Engle Homes
                                                                      Engle Homes Orlando
                                                                      Engle Homes Southwest Florida
                                                                      Engle Homes South Florida
                                                                      Engle Homes Pembroke
                                                                      Engle Homes Palm Beach
                                                                      Engle Homes/Arizona
                                                                      Engle Homes Arizona
                                                                      Engle Homes/Broward
                                                                      Engle Homes Colorado
                                                                      Engle Homes Colorado, a
                                                                       division of TOUSA Homes, Inc.
                                                                      Engle Homes/Georgia, Inc.
                                                                      Engle Homes Texas
                                                                      Engle Homes Virginia
                                                                      James Company, a division of TOUSA
                                                                       Homes, Inc.
                                                                      James Construction Company
                                                                      James Construction Company, a
                                                                       division of TOUSA Homes, Inc.
                                                                      Masonary Homes
                                                                      Masonary Homes, Inc.
                                                                      Masonary Homes/Pennsylvania
                                                                      Trophy Homes
TOUSA Shared Services, LLC                       Florida
TOUSA Ventures, LLC                              Florida
Universal Land Title, Inc.                       Florida
Universal Land Title Investment #1, LLC          Florida
Universal Land Title Investment #2, LLC          Florida
Universal Land Title Investment #3, LLC          Florida
Universal Land Title Investment #4, LLC          Florida
Universal Land Title of Colorado, Inc.           Colorado
Universal Land Title of South Florida,           Florida
  Ltd.
Universal Land Title of Texas, Inc.              Texas
Universal Land Title of the Palm                 Florida
Beaches, Ltd.
WPines Developers, LLC                           Texas
Woodland Pines, LP                               Texas
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